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                                                                Exhibit 8(f)(i)





                          FUND PARTICIPATION AGREEMENT


         This Fund Participation Agreement (the "Agreement"), dated as of the
10th day of November   , 1994, is made by and among Western-Southern Life
Assurance Company ("Western-Southern"), on its own behalf and on behalf of Western-Southern Separate Account No. 1 and Western-Southern Life Assurance Company Separate Account No. 2 (each called a "Separate Account") and the various sub-accounts of each thereof as set forth in Exhibit A attached hereto and as may be amended from time to time (each a "Sub-Account"), the Select Advisors Portfolios, a New York trust (the "SA Trust"), but only as to those Portfolios thereof shown on Exhibit B-1 hereof, the Select Advisors Variable Insurance Trust, a Massachusetts business trust (the "VI Trust"), and each separate series thereof, as set forth on Exhibit B-2 hereof (each such portfolio of the SA Trust and of the VI Trust being herein called a "Portfolio" or, together, the "Portfolios"), all of which Portfolios shall be made available to serve as underlying investment media for the Sub-Accounts. The parties hereby agree as follows:

         1.    Representations and Agreements of the Parties.

         1.1 Each of the SA Trust and the VI Trust (sometimes herein together called the "Trusts") make the following respective representations and covenants:

         (a) The VI Trust has been established and is validly existing and in good standing as a business trust under the laws of the Commonwealth of Massachusetts and consists of separate series for each of the Portfolios described in the registration statement on Form N-1A for such trust heretofore filed with the SEC (the "VI Trust Registration Statement"). The SA Trust has been established and is validly existing and in good standing as a business trust under the laws of the State of New York and consists of separate series for each of the Portfolios described in the registration statement on Form N-1A for such trust heretofore filed with the SEC (the "SA Trust Registration Statement"). The VI Trust Registration Statement and the SA Trust Registration Statement are sometimes together referred to as the "Trust Registration Statements".

         (b) Each of the Trusts is a no-load diversified, open-end, management investment company and is duly registered under the Investment Company Act of 1940 (the "1940 Act"). The offering of the securities of the VI Trust (but not those of the SA Trust) has been duly registered under the Securities Act of 1933, as amended.

         (c) The information regarding the VI Trust and the SA Trust and each of the Portfolios thereof that each Trust has supplied to Western-Southern for inclusion in the registration statements filed by Western-Southern with the SEC (the "Western-Southern Registration Statements") in respect of the Contracts (as defined in Section 1.2) to be issued by each of the Separate Accounts does not contain any untrue statement of a material fact or omit to state a material fact

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               required to be stated therein or necessary to make the
               statements therein not misleading.

         (d) Neither the VI Trust Registration Statement nor the SA Trust Registration Statement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or a material fact that is necessary in order to make the statements therein not misleading; provided, however, that this representation does not extend to statements or omissions made in reliance upon and in conformity with written information furnished by Western-Southern for inclusion in the Trust Registration Statements.

         (e) Each Trust and each Portfolio thereof will comply with and qualify under the requirements applicable to regulated investment companies under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and the affected Trust will notify Western-Southern immediately upon having a reasonable basis for believing that such Trust or any Portfolio thereof has ceased to so comply.

         (f) Each Portfolio will comply with the diversification requirements set forth in Section 5(b)(1) of the 1940 Act and
               Section 817(h) of the Code and Section 1.817-5(b) of the regulations under the Code, and each Trust will cause each of its Portfolios to maintain such Portfolio's compliance with such diversification requirements. Each Trust will notify Western-Southern immediately upon having a reasonable basis for believing that any Portfolio thereof has ceased to meet such requirements or might not meet such requirements in the future.

         (g) Except for shares or interests sold for organizational purposes prior to the effective date of each Trust
               Registration Statement, neither Trust will sell shares of or interests in the Portfolios of such Trust to purchasers other than the Separate Accounts or one or more other separate accounts established by Western-Southern or other life insurance companies.

         1.2   Western-Southern represents and covenants as follows:

         (a) It is an insurance company duly organized and in good standing under applicable law and has legally and validly established the Separate Accounts as separate accounts under Ohio law, and has registered each as a unit investment trust under the 1940 Act to serve as an investment vehicle for the Flexible Purchase Payment Deferred Variable Annuity Contracts to be offered by the Separate Accounts (the "Contracts").

         (b) The Contracts provide for the allocation of net amounts received by Western-Southern to the Separate Accounts and to various Sub-Accounts


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               thereof. Selection of a particular Sub-Account is made by the
               Contract owner, who may change such selection from time to time in accordance with the terms of the applicable Contract.

         (c) The offering of the Contracts has been registered under the Securities Act of 1933, as amended, (the "1933 Act").

         (d) Each Sub-Account is a "segregated asset account" for purposes of diversification testing. Interests in each such Sub-Account are offered exclusively through the purchase of a "variable contract," within the meaning of such term under Section 817(d) of the Code. Western-Southern will exercise its best efforts to continue to meet such definitional requirements, and will notify each Trust immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

         (e) The information regarding Western-Southern and the Separate Account that Western-Southern and the Separate Account have supplied to (i) the VI Trust for inclusion in the VI Trust Registration Statement or (ii) the SA Trust for inclusion in the SA Trust Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

         1.3   The representations and covenants contained in Sections 1.1 and
1.2 are continuing representations and covenants of each party making the same that must be satisfied throughout the term of this Agreement. The Trusts will provide Western-Southern, within ten (10) business days (i) after the end of each year, a letter from the appropriate officer of each Trust certifying to the continued accuracy of the representations contained in Section 1.1, above, and
(ii) after the end of each calendar quarter, a detailed listing of the individual securities and other assets, if any, held by each Portfolio as of the end of such calendar quarter. Western-Southern will provide each Trust, within ten (10) business days after the end of each year, a letter from the appropriate officer of Western-Southern certifying to the continued accuracy of the representations contained in Section 1.2, above.

         2. Marketing. Western-Southern through its Distributor, Touchstone Securities, Inc. (the "Distributor") will make all reasonable efforts to market the Contracts. In so doing, Western-Southern and the Distributor will comply with all applicable state or federal securities and insurance laws.

         3.    Valuation; Order.

         3.1 The VI Trust will cause Signature Financial Services, Inc., the administrative services and fund accounting agent for the Trusts ("Signature Financial") to provide to Western-Southern, promptly following the close of trading (the "Close") on each Business Day

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(as defined in 3.4, below), (i) the net asset value per share for each Portfolio as of the Close on such Business Day, (ii) the per share amount of any dividend or capital gain distribution made by a Portfolio in respect of the shares held by the related Sub-Account, if the "ex-dividend" date for such dividend or distribution has occurred since the Close of the preceding Business Day, and
(iii) based on such net asset values and such dividends and distributions, the Accumulation Unit Value (as such term is defined in the Western-Southern Registration Statement) to be used in determining values in each Sub-Account.

         3.2 The SA Trust will cause Signature Financial to provide to Western-Southern, promptly after the Close on each Business Day, (i) the percentage ownership of each Portfolio by the corresponding Sub-Account of each Separate Account, and the value thereof, as of the Close on the preceding Business Day, (ii) the net amount of all contributions and withdrawals which, though duly received or credited during the preceding Business Day, are made by Western-Southern to or from each Portfolio after the Close on the preceding Business Day, (iii) the percentage ownership of each Portfolio and the value thereof (after the adjustment of (i), above, by (ii), above) as of the Close of the preceding Business Day, (iv) net investment results and other charges for the period from the Close of the preceding Business Day to the Close of the current Business Day, (v) the resulting percentage ownership of Western-Southern in each Portfolio, and the value thereof, as of the Close on the current Business Day, and (vi) the resulting Accumulation Unit Value.

         3.3 Western-Southern shall be the designee of each Trust for receipt of orders from the Separate Accounts. Accordingly, receipt of an order for shares of the VI Trust or interests of the SA Trust by Western-Southern shall, for purposes of the calculations described in Sections 3.1 and 3.2, above, constitute receipt thereof by the affected Trust, provided that such Trust receives notice of such order by 11:00 A.M. on the following Business Day. Orders received by Western-Southern will be sent directly to the affected Trust or its specified agent, and payment for purchases, net of redemptions, will be wired to a custodial account designated by such Trust so as to coincide with the order for Portfolio shares or interests, as the case may be. If redemptions for either of the Trusts for any period exceed purchases, the affected Trust will wire transfer the amount of such excess to an account designated by Western-Southern. Each Trust will execute all directions from Western-Southern (whether net purchases or net redemptions) at the net asset value of such shares (or the value of the interests, in the case of the SA Trust), as determined as of the Close on the preceding Business Day, i.e., the Business Day on which such directions (whether purchases or redemptions) were duly received by Western-Southern from owners of the Contracts in accordance with the relevant Western-Southern Registration Statement. Promptly after executing such orders, each Trust will provide to Western-Southern a written confirmation which shall include (x) the number of shares of the VI Trust (or the percentage of interest ownership, in the case of the SA Trust) in each Portfolio of such Trust at the Close of the preceding Business Day, (y) a detailed account, by dollars and (where appropriate) by shares, of the purchases and redemptions for that Trust (and the net result thereof) by each Sub-Account since the Close of the preceding Business Day, and (z) the number of shares of each Portfolio of the VI Trust (and the percentage of



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interest ownership of each Portfolio of the SA Trust held by each such
Portfolio's corresponding Sub-Account after all such orders have been executed. Notwithstanding the above, the Trusts shall not be held responsible for providing Western-Southern with values, or with investment results, on any day that is not a Business Day, when an emergency exists making the valuation of such Trust's Portfolios not reasonably practicable, or during any period when the Securities and Exchange Commission ("SEC") has by order permitted the suspension of pricing of shares for the protection of shareholders.

         3.4 "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and each other day, if any, on which the affected Trust is required to calculate the net asset value (or its equivalent) of each Portfolio, as set forth in such Trust's prospectus and Statement of Additional Information.

         4. Expenses; Documents and Information. All expenses incident to (i) the establishment and operation of each Trust, including all costs of registration and other compliance under state and federal laws and (ii) the performance by such Trust of its obligations under this Agreement, shall be paid by each such Trust. The VI Trust will provide to Western-Southern, for use by the Separate Accounts and the Sub-Accounts in respect of the Contracts, a reasonable quantity of (w) all prospectuses required for delivery to existing Contract owners after each post-effective amendment to the VI Trust Registration Statement, and all related statements of additional information ("SAIs"), (x) all proxy material required for meetings of shareholders of either Trust or any Portfolio thereof, (y) all periodic reports to shareholders of either Trust required to be delivered to the Contract owners and (z) any other material reasonably required to be distributed to the owners of the Contracts. The SA Trust will provide to Western-Southern copies of all post-effective amendments to the SA Trust Registration Statement and of all exhibits and other documents filed with respect thereto.

         5. Sales Representations. Western-Southern and its agents shall make no representations concerning the Portfolios other than those contained in (i) the then current prospectuses and SAIs of the Separate Accounts in respect of the Contracts issued by such Separate Accounts and (ii) any current printed sales literature of either Separate Account in respect of the Contracts that is delivered to either Trust and as to which such Trust has not objected by notice to Western-Southern given in accordance with paragraph 12.

         6. Administrative Services to Contract Owners. Administrative services to Contract owners shall be the responsibility of Western-Southern and shall not be the responsibility of either Trust. Each Trust recognizes that Western-Southern, through the Separate Account and the Sub-Accounts, will be the sole holder of interests in the Trusts and the Portfolios thereof for the benefit of owners of the Contracts.


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         7.       Disclosures.

         (a) Each Trust will provide Western-Southern, after the end of each fiscal year, with such investment advisory data and other expense data of each Portfolio for such fiscal year, and with such other information as may be necessary, to enable Western-Southern to fulfill, on a timely basis, its prospectus disclosure obligations under state and/or federal securities laws and its obligations under variable annuity insurance requirements.

         (b) Each Trust will provide Western-Southern, no later than August 15 of each year, with all information regarding the Portfolios required by Western-Southern to meet the requirements imposed on it and/or the Separate Account and the Sub-Accounts pursuant to Rule 30d-2 promulgated by the SEC under the 1940 Act.

         (c) Each Trust will promptly disclose in writing to Western-Southern any information regarding such Trust, or any Portfolio thereof, that is reasonably required by Western-Southern in order to cause the information regarding the Trust and the Portfolios included in the Prospectus, Statement of Additional Information and other disclosure documents then being used by Western-Southern in connection with its offering of the Contracts to conform to the representations and covenants made in Section 1.1.

         8. Voting. So long as, and to the extent that, the SEC continues to interpret the 1940 Act to require (and so long as any state insurance department or agency having jurisdiction requires) pass-through voting privileges for variable contract owners, the Trusts will provide Western-Southern, on a timely basis and at no cost to Western-Southern, with sufficient copies of all proxy material that is required for such purpose to be passed through to the Contract owners. Western-Southern will distribute all such proxy material and will vote shares in the Portfolios in accordance with instructions received from the Contract owners. Western-Southern shall vote those shares for which no instructions have been received in the same proportion as the portion for which such instructions have been received from Contract owners. Western-Southern will not recommend or oppose action in connection with any such vote or interfere with any such solicitation of proxies.

         9. Insurance. Each Trust shall maintain, without cost or expense to Western-Southern, (i) fidelity bond coverage in an amount not less than the minimum coverage required by Rule 17g-1 under the 1940 Act, and (ii) errors and omissions coverage in an amount and with companies reasonably acceptable to Western-Southern. Each Trust and each Portfolio thereof shall be named insureds under each such coverage. At the request of Western-Southern, which may be made not more frequently than twice in any calendar year, each Trust will supply, or cause the company issuing such policies to supply, evidence in writing, satisfactory to Western-Southern, that the bonds and other insurance policies called for

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by this paragraph are then in force with such companies and in such amounts as either comply with Rule 17g-1 or have been approved by Western-Southern.

         10. Termination. This Agreement shall terminate as to the sale and issuance of new Contracts:

         (a) at the option of any party, upon not less than 60 days advance written notice to the other parties;

         (b) at the option of either Trust, with respect to any one or more of that Trust's Portfolios, if such Trust determines to the reasonable satisfaction of Western-Southern and thereafter demonstrates that liquidation of such Portfolio or Portfolios is in the best interests of each Portfolio and its beneficial owners; provided that any such Portfolio shall be continued in operation for at least six months after the determination to permit the substitution for such Portfolio's interests the shares or interests of another investment company, pursuant to SEC regulation;

         (c) at the option of Western-Southern, immediately upon delivery of written notice thereof to the affected Trust, if (i) interests in any Portfolio of that Trust are not available for any reason to meet the requirements of the Contracts, as determined by Western-Southern, provided that such termination shall be effective only as to those Portfolios that are not reasonably available, or (ii) any one or more of the representations set forth in Section 1.1 are, individually or in the aggregate, materially untrue, or if the affected Trust breaches any one or more of the terms of this Agreement and such breaches are individually or in the aggregate, material, or (iii) any combination of untrue representations and breaches of agreement terms are individually or in the aggregate, material;

         (d) at the option of the affected Trust, immediately upon delivery of written notice thereof to Western-Southern, upon institution of formal proceedings against the Separate Account or Western-Southern by the National Association of Securities Dealers ("NASD"), the SEC or any other regulatory body;

         (e) at the option of Western-Southern, immediately upon delivery of written notice thereof to the affected Trust, upon institution of formal proceedings against the affected Trust by the NASD, the SEC or any other regulatory body;

         (f) with respect to any Portfolio, if either the requisite vote of the Contract owners having an interest in such Portfolio is obtained for, or the SEC gives requisite approval to, the substitution for the interests of any Portfolio the shares or interests of another investment company as investments for any one or more of the Sub-Accounts; provided that Western-Southern gives the affected Trust


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                  not less than 60 days prior written notice of either (x) any such proposed vote of Contract owners or (y) any termination based upon clause (ii), above; or

         (g) if interests in the Portfolios are not issued or sold in conformance with federal law or such law precludes the use of interests in the Portfolios as an underlying investment medium for the Sub-Accounts or, indirectly, for the Contracts issued or to be issued by Western-Southern. Prompt notice shall be given by any party to the other such parties in the event the conditions of this subparagraph (g) occur.

         11. Termination Does Not Relieve Certain Obligations. Termination as the result of any cause listed in the preceding paragraph, except as and in respect of any Portfolio or Portfolios in respect of which this Agreement is terminated in accordance with subparagraph 10(b), shall not affect the obligation of the affected Trust to provide interests in the Portfolios for investment by the Sub-Accounts (and all related information required by Western-Southern, the Separate Account and the Sub-Accounts to meet the requirements of the 1940 Act and the Code as to such investment) in respect of Contracts then in force for which such interests are serving as an underlying investment medium, unless the further sale of such interests is proscribed by law, by the SEC or by any other regulatory body.

         12. Notices. Any notice, claim, request or demand required by this Agreement shall be in writing and shall be deemed to have been duly given on the day delivered or transmitted by fax or on the third business day after mailing (first class, postage prepaid) to the addresses or fax numbers set forth below:

         (a) If to Western-Southern (for itself or on behalf of the Separate Account or any Sub-Account):

                  Western-Southern Life Assurance Company
                  400 Broadway
                  Cincinnati, Ohio  45202
                  Fax:  (513) 629-1081
                  Attn:  William F. Ledwin

                  with a copy to:

                  Donald J. Wuebbling
                  Vice President & General Counsel
                  Western-Southern Life
                  400 Broadway
                  Cincinnati, Ohio  45202
                  Fax:  (513) 629-1044



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         (b)      If to either Trust (for itself or on behalf of any of its
                  Portfolios):

                  As to the VI Trust,

                           Select Advisors Variable Insurance Trust
                           318 Broadway
                           Cincinnati, Ohio  45202
                           Fax:  (513) 241-3596
                           Attn: Edward G. Harness, Jr.

                  As to the SA Trust,

                           Select Advisors Portfolios
                           318 Broadway
                           Cincinnati, Ohio  45202
                           Fax: (513) 241-3596
                           Attn: Edward G. Harness, Jr.

                  with a copy in either case to:

                  J. Leland Brewster
                  2500 PNC Center
                  Cincinnati, Ohio 45202
                  Fax: (513) 651-6981

         13. No Waiver. The forbearance or neglect of any party to insist upon strict compliance by any other party, with any of the provisions of this Agreement, whether continuing or not, or to declare a forfeiture of termination against the other parties, shall not be construed as a waiver or any of the rights or privileges of any party hereunder. No waiver of any right or privilege of any party arising from any default or failure of performance by any party shall affect the rights or privileges of the other parties in the event of a further default or failure of performance.

         14. Assignment. No party hereto may assign this contract or any interest therein, by operation of law or otherwise, without the prior written consent of all other parties hereto.

         15. Governing Law. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of Ohio. This Agreement shall be subject to the provisions of the federal securities statutes, rules and regulations, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.


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         16.      Trust Liability. All persons dealing with either Trust must look solely to the property of that Trust for the enforcement of any claims against such Trust. None of the Trustees, officers, agents or shareholders of either Trust shall be personally liable for obligations entered into on behalf of that Trust.

         In witness whereof, the parties have executed this agreement as of the day and year first above written.

                                    WESTERN-SOUTHERN LIFE ASSURANCE
                                    COMPANY


                                    By:/s/ WILLIAM F. LEDWIN
------------------------               ------------------------------------
Date                                       William F. Ledwin
                                           Senior Vice President


                                    By:/s/ DONALD J. WUEBBLING
                                       ------------------------------------
                                           Donald J. Wuebbling
                                           Vice President

                                    SELECT ADVISORS VARIABLE INSURANCE
                                    TRUST


                                    By:/s/ EDWARD G. HARNESS
------------------------               ------------------------------------
Date                                       Edward G. Harness
                                           President


                                    SELECT ADVISORS PORTFOLIOS


                                    By:/s/ EDWARD G. HARNESS
------------------------               ------------------------------------
Date                                       Edward G. Harness
                                           President


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                                    EXHIBIT A



Emerging Growth Sub-Account

International Equity Sub-Account

Balanced Sub-Account

Income Opportunity Sub-Account

Standby Income Sub-Account

Growth & Income Sub-Account

Bond Sub-Account







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                                    EXHIBIT B

EXHIBIT B-1

     Growth & Income II Portfolio

     Bond II Portfolio


EXHIBIT B-2

     Emerging Growth Portfolio

     International Equity Portfolio

     Balanced Portfolio

     Income Opportunity Portfolio

     Standby Income Portfolio